SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

(Amendment No. ____)

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☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

CES Synergies, Inc.

(Name of Registrant as Specified in Its Charter)

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CES SYNERGIES, INC.

39646 FIG STREET

P.O. BOX 1299

CRYSTAL SPRINGS, FL 33524

(813) 783-1688

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Holders of Common Stock of CES Synergies, Inc.:

Re:           Action by Written Consent in Lieu of Meeting of Stockholders

This Information Statement is furnished by the Board of Directors (the “Board”) of CES Synergies, Inc., a Nevada corporation (the “Company”) to inform the stockholders of action already approved by written consent of the majority stockholder holding 66.90% of the outstanding shares of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The action to be effective at least 20 days after the mailing of this Information Statement is:

To file an amendment to the Company’s Articles of Incorporation to amend and restate Article IV in its entirety (the “Amendment”). The Amendment will (1) increase our authorized capital stock from 250 million shares to 260 million shares; (2) create another class of securities called “Preferred Stock”; and (3) authorize the issuance of up to 10 million shares of “Preferred Stock” with such rights, preferences and limitations as may be set from time to time by resolution of the Board.

Attached hereto for your review is an Information Statement relating to the above described action.

By order of the Board of Directors

/s/ John Tostanoski
John Tostanoski
October [ ], 2015	Chief Executive Officer and Director

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

October [  ], 2015

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of CES Synergies, Inc., a Nevada corporation (the “Company”), to notify such Stockholders of the following:

On September 1, 2015, the Board approved the following action, subject to stockholder approval. The Majority Stockholder (as defined below) approved the action by written consent in lieu of a meeting on September 1, 2015, in accordance with the Nevada Revised Statutes (“NRS”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

On September 1, 2015, the Company received a written consent in lieu of a meeting of Stockholders from Clyde A. Biston, the Company’s President, Chairman of the Board, and a stockholder who holds 66.90% of the outstanding shares of the Common Stock (the “Majority Stockholder”). This represented approximately 31,350,000 of the 46,860,500 shares of the total issued and outstanding shares of the Common Stock, authorizing the Company’s Board of Directors to effect the Amendment. The Amendment will (1) increase our authorized capital stock from 250 million shares to 260 million shares; (2) create another class of securities called “Preferred Stock”; and (3) authorize the issuance of up to 10 million shares of “Preferred Stock” with such rights, preferences and limitations as may be set from time to time by resolution of the Board.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board believes that the stockholders of the Company will benefit from the Amendment in that it will provide the Company with available Preferred Stock that could be issued for various corporate purposes which may be identified in the future, including acquisitions, stock options, and convertible debt and equity financings. The Board also believes that it is in the Company’s and its stockholders’ best interests to authorize the Amendment to enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders. Although the Company has no current financing plans, agreements or commitments for financing, if an opportunity should present itself, the Company may designate and issue shares of Preferred Stock in connection with such a financing from time to time.

After the Amendment is filed and upon approval by the Board, the Company plans to file a Certificate of Designation for a series of Preferred Stock with voting rights of 100,000 votes per share of Preferred Stock. Upon approval by the Board, the Company plans to issue some shares of such series of Preferred Stock to the Majority Shareholder for an amount and type of consideration that is unknown at this time. Although the amount of shares of Preferred Stock to be issued is unknown at this time, it is likely that the Majority Stockholder will be issued enough shares with “super-majority” voting rights that the Company will remain controlled by the Majority Stockholder regardless of any future issuances of shares of Common Stock to other persons or entities. The Board also believes that it is in the Company’s and its stockholders’ best interests to give such voting rights to the Majority Stockholder because it will also enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

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The Amendment will provide the Board with the ability to designate and issue Preferred Stock without further vote of the stockholders of the company, except as provided by the NRS or under the rules of any national securities exchange on which shares of stock of the Company are then listed.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the NRS, the Company’s Articles of Incorporation or Bylaws, are afforded to the Company’s stockholders as a result of the approval of the action.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholder.

AUTHORIZE THE ISSUANCE OF PREFERRED STOCK

General

On September 1, 2015, the Board approved, declared it advisable and in the Company’s best interest and directed that there be submitted to the holders of a majority of the Company’s voting stock for approval, the prospective amendment and restatement of Article IV of the Company’s Articles of Incorporation to (1) increase our authorized capital stock from 250 million shares to 260 million shares; (2) create another class of securities called “Preferred Stock”; and (3) authorize the issuance of up to 10 million shares of “Preferred Stock” with such rights, preferences and limitations as may be set from time to time by resolution of the Board. On September 1, 2015, the Majority Stockholder approved the Amendment by written consent, in lieu of a special meeting of the stockholders.

Reasons for the Amendment

The Board believes that the stockholders of the Company will benefit from the Amendment in that it will provide the Company with available Preferred Stock that could be issued for various corporate purposes which may be identified in the future, including acquisitions, stock options, and convertible debt and equity financings. The Board also believes that it is in the Company’s and its stockholders’ best interests to authorize the Amendment to enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders. Although the Company has no current financing plans, agreements or commitments for financing, if an opportunity should present itself, the Company may designate and issue shares of Preferred Stock in connection with such a financing from time to time.

After the Amendment is filed and upon approval by the Board, the Company plans to file a Certificate of Designation for a series of Preferred Stock with voting rights of 100,000 votes per share of Preferred Stock. Upon approval by the Board, the Company plans to issue some shares of such series of Preferred Stock to the Majority Shareholder for an amount and type of consideration that is unknown at this time. Although the amount of shares of Preferred Stock to be issued is unknown at this time, it is likely that the Majority Stockholder will be issued enough shares with “super-majority” voting rights that the Company will remain controlled by the Majority Stockholder regardless of any future issuances of shares of Common Stock to other persons or entities. The Board also believes that it is in the Company’s and its stockholders’ best interests to give such voting rights to the Majority Stockholder because it will also enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

The Amendment will provide the Board with the ability to designate and issue Preferred Stock without further vote of the stockholders of the company, except as provided by the NRS or under the rules of any national securities exchange on which shares of stock of the Company are then listed.

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Ability of the Board to Issue Stock; Certain Issuances Requiring Shareholder Approval

The shares of Preferred Stock authorized by the Amendment may be issued for any proper purpose from time to time upon authorization by the Board, without further approval by the stockholders unless required by applicable law, rule or regulation, including, without limitation, rules of any national securities exchange on which shares of stock of the Company are then listed. Shares may be issued for such consideration as the Board may determine and as may be permitted by applicable law.

Interest of the Directors and Officers of the Company in the Amendment

The Majority Stockholder is also a member of the Board as well as the Company’s President. After the Amendment is filed and upon approval by the Board, the Company plans to file a Certificate of Designation for a series of Preferred Stock with voting rights of 100,000 votes per share of Preferred Stock. Upon approval by the Board, the Company plans to issue some shares of such series of Preferred Stock to the Majority Shareholder for an amount and type of consideration that is unknown at this time. Although the amount of shares of Preferred Stock to be issued is unknown at this time, it is likely that the Majority Stockholder will be issued enough shares with “super-majority” voting rights that the Company will remain controlled by the Majority Stockholder regardless of any future issuances of shares of Common Stock to other persons or entities.

The other officers and directors of the Company do not have any substantial interest, direct or indirect, in the approval of the Amendment, other than as stockholders of the Company, if applicable.

Effects of the Amendment

After the Amendment is filed and upon approval by the Board, the Company plans to file a Certificate of Designation for a series of Preferred Stock with voting rights of 100,000 votes per share of Preferred Stock. Upon approval by the Board, the Company plans to issue some shares of such series of Preferred Stock to the Majority Shareholder for an amount and type of consideration that is unknown at this time. Although the amount of shares of Preferred Stock to be issued is unknown at this time, it is likely that the Majority Stockholder will be issued enough shares with “super-majority” voting rights that the Company will remain controlled by the Majority Stockholder regardless of any future issuances of shares of Common Stock to other persons or entities.

In our efforts to further our business, our Board may seek to complete financings in the near future. If and when we do determine to pursue an additional financing or business transaction, having authorized Preferred Stock available for designation and issuance in the future may give us flexibility and allow such shares to be issued without the expense and delay of another stockholder meeting. At this time, the Amendment is not related to any plans or intentions to enter into a merger, consolidation, acquisition or similar business transaction.

Further, there are certain advantages and disadvantages of the Action. The advantages include, among others, the ability to raise capital by issuing capital stock and to have shares of our capital stock available to pursue business expansion opportunities, if any. The disadvantages include, among others, the issuance of additional shares of our capital stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Authorized, but unissued shares of Preferred Stock, may be used by the Company for any purpose permitted under the NRS, including but not limited to, paying stock dividends or granting conversion rights to our Common Stock to stockholders, raising capital, providing equity incentives to employees, officers, directors, and service providers, and entering into transactions that the Board believes provide the potential for growth and profit. Although, except as discussed above, we presently have no plan, commitment, arrangement, understanding or agreement to issue shares of Preferred Stock, the Company may, in the future, issue Preferred Stock in connection with the activities described above or otherwise.

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Since the Majority Stockholder already controls the Company, the Amendment will not have any immediate effect on the rights of existing stockholders. Future issuances, however, may have dilutive effect to our current common stockholders and may cause a reduction in the market price of our Common Stock. In addition, as discussed above, the Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the Amendment. For example, in the event of a hostile attempt to obtain control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of Preferred Stock with conversion rights to our Common Stock, which would dilute the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our stockholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The Amendment may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of the Company, and our Board has not presented this Amendment with the intent that it be utilized as a type of anti-takeover device.

While the Amendment may have anti-takeover ramifications, the Board believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages. To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with the Board, enabling us to consider the proposed transaction in a manner that best serves all of the stockholders’ interests.

The Amendment, a copy of which is attached to this Information Statement as Exhibit A, will be filed with the Secretary of State of the State of Nevada with an expected effective date on or before November 15, 2015.

Dissenter’s Rights of Appraisal

No dissenters’ or appraisal rights under the NRS, the Company’s Articles of Incorporation or Bylaws, are afforded to the Company’s stockholders as a result of the approval of the action.

OUTSTANDING VOTING SECURITIES

On September 1, 2015, the Company received a written consent in lieu of a meeting of Stockholders from Clyde A. Biston, the Company’s President, Chairman of the Board, and a stockholder who holds 66.90% of the outstanding shares of the Common Stock (the “Majority Stockholder”). This represented approximately 31,350,000 of the 46,860,500 shares of the total issued and outstanding shares of the Common Stock, authorizing the Company’s Board of Directors to effect the Amendment. The Amendment will (1) increase our authorized capital stock from 250 million shares to 260 million shares; (2) create another class of securities called “Preferred Stock”; and (3) authorize the issuance of up to 10 million shares of “Preferred Stock” with such rights, preferences and limitations as may be set from time to time by resolution of the Board.

As of the close of business on August 31, 2015, the day before the date of the consent by the Majority Stockholder, the Company had 46,860,500 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for stockholder approval.

On September 1, 2015, the Majority Stockholder, a person who holds 66.90% of the outstanding shares of our Common Stock, executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholder, no proxies are being solicited with this Information Statement.

The NRS provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates how many shares of our Common Stock were beneficially owned as of August 31, 2015 by (1) each person known by us to be the beneficial owner of more than 5% of our common stock (“5% Shareholder”), (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group. In general, “beneficial ownership” includes those shares a person has sole or shared power to vote or transfer (whether or not owned directly) and rights to acquire such power, such as through the exercise of options, warrants, or convertible debt within 60 days. Except as indicated otherwise below, to our knowledge the persons named in the table below have sole voting power (for common stock) and investment power with respect to all shares shown as beneficially owned by them.

5% Shareholders	Number of Shares beneficially owned	Percentage of class beneficially owned*
Stephanie Lee (1)	3,659,500	7.81%

(1)	Ms. Lee’s shares are held in the following manner: (1) 1,925,000 shares are held by Strategic Capital Markets, an entity over which she has sole control. Jeff Chartier, a member of our Board, resigned as an officer of Strategic Capital Markets on April 1, 2015; (2) 967,500 shares are held by Type A Partners Inc., an entity over which she has sole control; and (3) 767,000 shares held in her name.

The address of each of the directors and executive officers listed below is c/o CES Synergies, Inc., 39646 Fig Street, P.O. Box 1299, Crystal Springs, FL 33524.

Named executive officers and directors:	Number of Shares beneficially owned	Percentage of class beneficially owned*
Clyde A. Biston	31,350,000	66.90%
John Tostanoski	1,925,000	4.11%
James Everett	1,925,000	4.11%
Sharon Rosenbauer	1,925,000	4.11%
James Smith	1,925,000	4.11%
Luisa Ingargiola	0	0%
Earl Young	0	0%
Jeff Chartier	0	0%
All directors and executive officers as a group (8 persons)	39,050,000	83.33%

*	The percentage of class beneficially owned is based on 46,860,500 shares of common stock issued and outstanding as of August 31, 2015.

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ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on March 25, 2015, as amended on September 11, 2015;

●	Our Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the Commission on May 13, 2015;

●	Our Quarterly Report on Form 10-Q for the period ended June 30, 2015, filed with the Commission on August 13, 2015, as amended on September 11, 2015; and
●	Our Current Reports on Form 8-K, filed with the Commission on April 13, 2015, April 17, 2015, May 29, 2015, July 14, 2015, and August 31, 2015.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, 39646 Fig Street, P.O. Box 1299, Crystal Springs, FL 33524, telephone: (813) 783-1688.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

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EXHIBIT A

STATE OF NEVADA

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

FOR

NEVADA PROFIT CORPORATIONS

1.	Name of corporation: CES Synergies, Inc.

2.	The articles have been amended as follows: (provide article numbers, if available)

Article IV is amended and restated in its entirety to read as follows:

ARTICLE IV

AUTHORIZED STOCK

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is two hundred sixty million (260,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock,” with all of such shares having a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is two hundred fifty million (250,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the Corporation’s board of directors pursuant to Section 3 of this Article IV.

Section 2. Common Stock.

(a) Dividend Rate. Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by these Articles of Incorporation, as amended from time to time (hereinafter, the “Articles”) or the Nevada Revised Statues (hereinafter, the “NRS”), the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the Corporation’s board of directors out of assets legally available therefor.

(b) Voting Rights. Except as otherwise provided by the NRS, the holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock. No holder of shares of Common Stock shall have the right to cumulate votes.

(c) Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Corporation’s assets, the Common Stock, and any shares of Preferred Stock which are not entitled to any preference in liquidation, shall share equally and ratably in the Corporation’s assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock. A merger, conversion, exchange or consolidation of the Corporation with or into any other person or sale or transfer of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(d) No Conversion, Redemption, or Preemptive Rights. The holders of Common Stock shall not have any conversion, redemption, or preemptive rights.

(e) Consideration for Shares. The Common Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the Corporation’s board of directors.

Section 3. Preferred Stock.

(a) Designation. The Corporation’s board of directors is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles, and to prescribe with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing: the voting rights relating to the shares of Preferred Stock of any series (which voting rights, if any, may be full or limited, may vary over time, and may be applicable generally or only upon any stated fact or event); the rate of dividends (which may be cumulative or noncumulative), the condition or time for payment of dividends and the preference or relation of such dividends to dividends payable on any other class or series of capital stock; the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation; the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable); whether the shares of any series of Preferred Stock shall be subject to redemption by the Corporation and if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption. The powers, designations, preferences, limitations, restrictions and relative rights may be made dependent upon any fact or event which may be ascertained outside the Articles or the resolution if the manner in which the fact or event may operate on such series is stated in the Articles or resolution. As used in this section “fact or event” includes, without limitation, the existence of a fact or occurrence of an event, including, without limitation, a determination or action by a person, government, governmental agency or political subdivision of a government. The Corporation’s board of directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Unless the Corporation’s board of directors provides to the contrary in the resolution which fixes the characteristics of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock.

(b) Certificate. Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the Corporation’s board of directors, and establishing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the Corporation’s board of directors to be issued shall be made and signed by an officer of the Corporation and filed in the manner prescribed by the NRS.

Section 4. Non-Assessment of Stock. The capital stock of the Corporation, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles shall not be amended in this particular. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is 66.90%

4.	Effective date and time of filing: (optional)

5.	Signature

/s/ John Tostanoski

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Certificate of Amendment